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                                                                    EXHIBIT 99.1

                                   SCHEDULE I

                          CRUM & FORSTER HOLDINGS CORP.
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

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                                                                                                                   AMOUNT AT
                                                                                                                  WHICH SHOWN
                                                                     AMORTIZED              ESTIMATED               IN THE
          TYPE OF INVESTMENT                                           COST                FAIR VALUE            BALANCE SHEET
------------------------------------------------------------     ------------------     ------------------     ------------------
Fixed income securities:
   Bonds
      United States government and government
        agencies and authorities                                        $1,096,141             $1,103,034             $1,103,034
     States, municipalities and political subdivisions                       9,398                 10,076                 10,076
     Foreign governments                                                       963                  1,125                  1,125
     Public utilities                                                      314,417                326,465                326,465
     Convertibles and bonds with warrants attached                          23,593                 29,514                 29,514
     All other corporate bonds                                             495,729                501,337                501,337
                                                                 ------------------     ------------------     ------------------
         Total fixed income securities                                   1,940,241              1,971,551              1,971,551
                                                                 ------------------     ------------------     ------------------

   Preferred stock
       Banks, trust and insurance companies                                  9,844                  9,341                  9,341
                                                                 ------------------     ------------------     ------------------

Equity securities:
   Common stocks, at fair value
       Banks, trust and insurance companies                                111,095                 97,546                 97,546
       Industrial, miscellaneous, and all other                             62,015                 85,119                 85,119
                                                                 ------------------     ------------------     ------------------
          Total common stocks, at fair value                               173,110                182,665                182,665
                                                                 ------------------     ------------------     ------------------

Other invested assets                                                       47,132                 49,887                 49,887
                                                                 ------------------     ------------------     ------------------

         Total investments                                              $2,170,327             $2,213,444             $2,213,444
                                                                 ==================     ==================     ==================
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